EXHIBIT 99.3

RENERGEN LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 2014/195093/06)

JSE and A2X Share code: REN

ISIN: ZAE000202610

LEI:378900B1512179F35A69

Australian Business Number (ABN): 93 998 352 675

ASX Share code: RLT

(“Renergen”)

ASP ISOTOPES INC. (Incorporated in the State of Delaware, United States of America) (Delaware file number 6228898) Ticker Symbol: NASDAQ: ASPI ISIN: US00218A1051 ("ASPI")

JOINT ANNOUNCEMENT OF THE FIRM INTENTION OF ASPI TO MAKE AN OFFER TO ACQUIRE ALL THE ORDINARY SHARES IN RENERGEN BY WAY OF A SCHEME OF ARRANGEMENT OR STANDBY GENERAL OFFER AND CAUTIONARY ANNOUNCEMENT

1.	SUMMARY

The boards of directors of ASPI and Renergen are pleased to announce that they have reached agreement, subject to the conditions detailed below, on the terms of the all-share offer to be made by ASPI to acquire the entire issued ordinary share capital of Renergen.

The combination of these companies will:

•

create a global critical materials entity capable of producing critical and strategically important materials, with strong earnings potential, enabling global megatrends such as medical, semiconductors, green energy and space exploration;

•	create a vertically and horizontally integrated supply chain with an attractive cost position, enabling the group to compete in a range of geographies;

•	provide geographic diversification, with customers and operations in the US, South Africa, UK, Europe and the Middle East; and

•	drive substantial inward investment into South Africa, create employment opportunities and strengthen the domestic supply chain.

2.	INTRODUCTION

2.1.

Shareholders of Renergen (“Renergen Shareholders”) are advised that ASPI has submitted a letter of firm intention (as contemplated in Chapter 5 of the South African Companies Act, 2008 (“Companies Act”) and Chapter 5 of the South African Companies Regulations, 2011 (“Companies Regulations”)) (“Firm Intention Offer Letter”) to the Renergen board of directors (“Renergen Board”), in terms of which ASPI will make an offer to acquire all of Renergen’s issued ordinary no par value shares (“Renergen Shares”), in consideration for which ASPI will issue new common stock (“Consideration Shares”) to the Renergen Shareholders, as detailed in paragraphs 2.3 to 2.5 below (“Offer”), which Offer has been accepted by the Renergen Board.

2.2.

An independent board of Renergen directors has been constituted in relation to the Offer, as required under the Companies Regulations, and is comprised of David King (Chairman), Mbali Swana and Dumisa Hlatshwayo, being the independent non-executive directors of Renergen which, after consideration of all facts including the circumstances set out in regulation 108(8) of the Companies Regulations, have been determined to be independent for purposes of the Offer (“Independent Board”).

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2.3.	ASPI proposes to implement the Offer:

2.3.1.	by way of a scheme of arrangement (“Scheme”) to be proposed by the Independent Board between Renergen and Renergen Shareholders in accordance with section 114(1)(d) of the Companies Act; and

2.3.2.

if the Scheme lapses or fails, solely due to one or more Scheme Condition (as defined below) not being fulfilled or, where applicable, not being waived, ASPI, as part of the same Offer, will automatically and without further action being required from it, make an offer to acquire up to 100% of the Renergen Shares from Renergen Shareholders by way of general standby offer, which will not be subject to any condition as to acceptances (“Standby Offer”).

2.4.

Subject to the provisions of paragraph 6 below, in consideration for the Renergen Shares acquired by ASPI from Renergen Shareholders (whether acquired in terms of the Scheme or the Standby Offer), Renergen Shareholders will receive Consideration Shares in the ratio of 0.09196 Consideration Shares for every 1 (one) Renergen Share (“Consideration Ratio”).

2.5.

ASPI is seeking a secondary inward listing of the ASPI common stock on the Main Board of the JSE Limited (“JSE”) (“Secondary Listing”) and the Consideration Shares offered to holders of Renergen Shares recorded in the JSE share register will be listed on the JSE, while Consideration Shares offered to holders of Renergen CHESS Depositary Interests tradeable on the Australian Securities Exchange (“ASX”) will be listed on the NASDAQ.

2.6.

The purpose of this announcement is to advise Renergen Shareholders of the terms and conditions of the Offer and the mechanics of the Scheme and the Standby Offer, and to inform Renergen Shareholders of the status of the ASPI Funding Arrangements (described more fully in paragraph 14 below) as conditionally exempted by the Takeover Panel, upon which ASPI and the Independent Board have agreed.

3.	OVERVIEW OF ASPI

3.1.

ASPI has been listed on the NASDAQ under the trading symbol “ASPI” since November 2022. ASPI has operations across various jurisdictions and operates principally through its subsidiaries in Guernsey, South Africa and the United Kingdom.

3.2.

ASPI is an advanced materials company dedicated to the development of technology and processes that, if successful, will allow for the enrichment of natural isotopes into higher concentration products, which could be used in several industries. ASPI’s proprietary technologies, the Aerodynamic Separation Process (“ASP technology”) and Quantum Enrichment technology (“QE technology”), are designed to enable the production of isotopes used in several industries. ASPI’s initial focus is on the production and commercialization of enriched Carbon-14 (“C-14”), Silicon-28 (“Si-28”) and Ytterbium-176 (“Yb-176”).

3.3.

ASPI has completed the commissioning phase and is commencing commercial production at its C-14 and Si-28 enrichment facilities in Pretoria, South Africa. ASPI has also completed the commissioning phase and are commencing production of commercial samples of highly enriched Yb-176 at its Yb-176 enrichment facility in Pretoria, South Africa. ASPI’s C-14 and Si-28 enrichment facilities utilize the ASP technology and its Yb-176 enrichment facility utilizes QE technology. ASPI expects its first three enrichment facilities to generate commercial product during 2025. In addition, ASPI has started planning additional isotope enrichment plants both in South Africa and in other jurisdictions, including Iceland and the United States. ASPI believes the C-14 it may produce using the ASP technology could be used in the development of new pharmaceuticals and agrochemicals. ASPI believes the Si-28 it may produce using the ASP technology may be used to create advanced semiconductors and in quantum computing. ASPI believes the Yb-176 it may produce using the QE technology may be used to create radiotherapeutics that treat various forms of oncology.

3.4.

In addition, ASPI is considering the future development of the ASP technology for the separation of Zinc-68, Xenon-129/136 for potential use in the healthcare end market, Germanium 70/72/74 for potential use in the semiconductor end market, and Chlorine -37 for potential use in the nuclear energy end market. ASPI is also considering the future development of QE technology for the separation of Nickel-64, Gadolinium-160, Ytterbium-171, Lithium-6 and Lithium-7.

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3.5.

ASPI is currently pursuing an initiative to apply its enrichment technologies to the enrichment of Uranium-235 (“U-235”) in South Africa. ASPI believes that the U-235 it may produce using QE technology may be commercialized as a nuclear fuel component for use in the new generation of high-assay low-enriched uranium (HALEU)-fuelled small modular reactors that are now under development for commercial and government uses. In furtherance of its uranium enrichment initiative, in October 2024, ASPI entered into a term sheet with TerraPower, LLC (“TerraPower”) which contemplates the parties entering into definitive agreements pursuant to which TerraPower would provide funding for the construction of a HALEU production facility and agree to purchase all HALEU produced at the facility over a 10-year period after the planned completion of the facility in 2027. In addition, in November 2024, ASPI entered into a memorandum of understanding with The South African Nuclear Energy Corporation (Necsa), a South African state-owned company responsible for undertaking and promoting research and development in the field of nuclear energy and radiation sciences, to collaborate on the research, development and ultimately the commercial production of advanced nuclear fuels. Subject to the receipt of funding and all required permits and licenses to begin enrichment of U-235 in South Africa, it is anticipated that the research, development and ultimate construction of a HALEU production facility will take place at South Africa’s main nuclear research centre at Pelindaba in Pretoria.

3.6.

ASPI operates principally through subsidiaries: ASP Isotopes Guernsey Limited (the holding company of ASP Isotopes efh (a subsidiary incorporated in Iceland), ASP Isotopes South Africa (Proprietary) Limited, Enlightened Isotopes (Pty) Ltd), ASPI South Africa Asset Finance (Pty) Ltd, and ASP Isotopes UK Limited, which will be focused on the development and commercialization of high-value, low-volume isotopes for highly specialized end markets (such as C-14, Si-28 and Yb-176). In September 2023, ASPI formed a new subsidiary, Quantum Leap Energy LLC, which also has a subsidiary in the United Kingdom (Quantum Leap Energy Ltd), to focus on the development and commercialization of advanced nuclear fuels such as HALEU and Lithium-6. ASP Isotopes UK Ltd is the owner of ASPI’s technology. In addition, ASPI has a 51% ownership stake in Pet Labs Pharmaceuticals Proprietary Limited (PET Labs), a South African radiopharmaceutical operations company focused on the production of fluorinated radioisotopes and active pharmaceutical ingredients, through which it entered the downstream medical isotope production and distribution market.

4.	RATIONALE

4.1.

In today's volatile geopolitical landscape, where critical materials security has become paramount to national interests, the strategic business combination between ASPI and Renergen creates a uniquely positioned global entity in critical and strategically important materials vital to the healthcare, semiconductor manufacturing and energy sectors.

4.2.

Isotopes have one of the most severely compromised supply chains in the world. Isotope supply is mostly controlled by Rosatom State Nuclear Energy Corporation, the Russian state-owned entity, and two small European producers. The United States Department of Energy and other governments across the world have identified isotopes as critical material. Many industries and defence capabilities that are critical to national security in the US, Europe and elsewhere face existential risk without secure isotope supply.

4.3.

The timing of the transaction is opportune. China's recent export restrictions on critical materials, including gallium, germanium and graphite have exposed significant vulnerabilities in global supply chains, with western and other governments recognizing the key importance of securing access to critical materials and other strategic resources that are increasingly necessary to maintain economic and military strength. This business combination directly addresses these concerns by creating a resilient, vertically integrated supplier of essential critical materials.

4.4.

Global demand for helium in semiconductor manufacturing alone is projected to increase total consumption significantly; therefore this business combination combines ASPI's world-leading silicon-28 enrichment capabilities with Renergen's helium reserves to address critical supply vulnerabilities. Renergen's Virginia Gas Project boasts some of the highest helium concentrations recorded globally, providing a secure supply alternative at a time when helium prices have surged over 400% amid severe supply constraints.

4.5.

This business combination offers strong growth potential. ASPI brings a proven track record of exceptional project execution and leadership ‘on the ground’ in South Africa – having completed construction of three enrichment facilities in South Africa in the past three years. It has also developed extensive engineering and fabrication facilities in South Africa that may support accelerated project construction and cost savings. Renergen has recently completed construction of its first liquid helium and liquid natural gas (“LNG”) plant in South Africa, having developed highly advanced cryogenic engineering skills, while ASPI has transitioned from development to commercialization of high-value isotopes including silicon-28, carbon-14, and ytterbium-176, each backed by multi-year supply agreements. Producing these isotopes is highly energy intensive, with energy costs representing 90% of the cost of goods. Leveraging power from Renergen’s large-scale LNG plant could potentially reduce ASPI’s energy costs by up to 94%.

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4.6.

ASPI is also a key global player in the clean energy transition, working with a number of world-leading nuclear reactor companies, such as TerraPower, to enrich uranium to produce HALEU for use in the next generation of nuclear power plants: small modular reactors. ASPI has worked extensively with the South African Government body, Necsa, on this project and will start construction of their plant at Pelindaba in 2H25.

4.7.

Renergen’s financial position faces significant liquidity concerns due to a delayed Phase 1 of the Virginia Gas Project, as it addressed some of the technical challenges common in commissioning a highly technical and specialised liquefaction facility. The business however has several significant tailwinds and unique opportunities, which makes it an attractive asset. Should the Scheme not materialise, Renergen will most likely be required to undertake a capital raise to complete Phase 1 of the Virginia Gas Project. The proposed transaction achieves substantial benefits for shareholders in both companies as it:

4.7.1.	addresses Renergen’s immediate liquidity needs, providing the necessary capital to complete Phase 1 and progress to Phase 2 of the Virginia Gas Project;

4.7.2.

enhances Renergen’s ability to accelerate its business plan, leveraging (i) expertise of recently appointed Kinley Exploration who are supporting reservoir engineering, well design and location for both remaining planned wells for Phase 1C and Phase 2, (ii) recent operational milestones such as the completion of the liquid helium production train and (iii) increased LNG production from the completion and ramp up of the plant from the Phase 1C project;

4.7.3.

offers existing Renergen Shareholders a premium on their investment, as the Offer is structured to deliver value above the current Renergen Share price. Based on the volume weighted average price (“VWAP”) of Renergen Shares on the JSE over the 30 trading days up to and including Friday, 16 May 2025 of ZAR 6.68; and the VWAP of ASPI Common Stock on the NASDAQ over the same period of USD 5.69, the Offer consideration amounts to a premium of c. 41.3%, when applying the Consideration Ratio and the ruling ZAR to USD exchange rate on Friday, 16 May 2025 of USD 1 : ZAR 18.04;

4.7.4.

unlocks the potential the Virginia Gas Project holds with Phase 2 and beyond, allowing both ASPI and Renergen’s shareholders to participate in the development of the Virginia Gas Project, but also allowing Renergen shareholders to participate in the development of ASPI’s business in speciality gases; and

4.7.5.	creates a strategic materials company with vertical and horizontal business integration without equal in the industry, from which all shareholders will benefit.

4.8.	Renergen’s proven resource base and strategic partnerships position it well for future success once combined with ASPI, as it continues to develop its unique helium and LNG assets.

4.9.

The combined entity benefits from ASPI's US capital markets expertise, as well as its NASDAQ listing which has attracted US and global institutional investors who understand how fragile global critical material supply chains are. The combined benefit of Renergen becoming part of a US company, together with its existing funding committed from the United States Development Finance Corporation and, producing critical materials for the purpose of bringing them into the US and other jurisdictions, will enhance their strong government and regulatory relationships.

4.10.

ASPI and Renergen have a shared, complimentary customer base with both companies serving end markets in medical (helium, carbon-14, ytterbium), nuclear (uranium, helium) and semiconductor (silicon-28, helium, germanium) industries, enabling immediate operational and sales synergies. Renergen have already built an extensive sales network within the semiconductor sector which may significantly increase sales targets for ASPI.

4.11.

The combined entity's diverse portfolio of high-margin industrial materials provides natural revenue diversification in one of the highest growth markets globally with “Big Tech” expected to spend over USD 300 billion in AI infrastructure capex in 2025 alone. By combining ASPI’s proprietary isotope enrichment technologies, ASPI and QE, with Renergen’s Virginia Gas Project, ASPI-Renergen is expected to be well-positioned in the global industrial materials market.

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5.	MECHANICS AND TERMS OF THE OFFER

5.1.	The Scheme:

5.1.1.

The Scheme will constitute an affected transaction as defined in section 117(1)(c) of the Companies Act and will be regulated in terms of the Companies Act, the Companies Regulations and by the Takeover Regulations Panel (“Takeover Panel”) and by the JSE Limited (“JSE”).

5.1.2.

The Scheme will be implemented in terms of section 114 of the Companies Act and will be proposed by the Independent Board between Renergen and the Renergen Shareholders, including Renergen CHESS Depositary Interests tradeable on the ASX.

5.1.3.

A combined circular to Renergen Shareholders in relation to the Offer, as contemplated in regulations 106(2) and 106(3) of the Companies Regulations (“Circular”) will be prepared, the distribution of which will be subject to the conditions precedent set out in paragraph 8 below (“Posting Conditions”).

5.1.4.

The Scheme will be subject to the conditions precedent set out in paragraph 9.1 below (“Offer Conditions”) and the conditions precedent set out in paragraph 9.2 below (“Scheme Conditions”), and if such conditions are not fulfilled or, where permissible, waived by the longstop date set out in paragraph 9 below, the Scheme will fail and will not become operative.

5.1.5.	Should the Scheme become operative:

5.1.5.1.	Renergen Shareholders will receive the Consideration Shares in accordance with the Consideration Ratio, as detailed in paragraph 6 below;

5.1.5.2.	ASPI will become the registered and beneficial owner of all the Renergen Shares and as a consequence thereof and Renergen will become a wholly owned subsidiary of ASPI; and

5.1.5.3.	application will be made to the JSE, A2X and ASX for the termination of the listing or quotation of Renergen Shares on the JSE, A2X and ASX.

5.1.6.	Should the Scheme become operative:

Renergen is expected to be removed from the official list of the ASX on or about the end of August 2025. Renergen Shareholders are advised that if they wish to sell their Renergen Shares on the ASX, they will need to do so before then.

5.2.	Standby Offer

5.2.1.	In the event that:

5.2.1.1.	the Circular has been distributed;

5.2.1.2.	the Offer Conditions have been fulfilled and, where applicable, waived; and

5.2.1.3.	the Scheme lapses or fails solely due to one or more of the Scheme Conditions not being fulfilled or waived, as permissible (“Standby Offer Trigger Event”),

the Stand-by Offer will automatically become effective and open for acceptance by the Renergen Shareholders immediately once ASPI and Renergen have announced through SENS and on the ASXthat the Standby Offer Trigger Event has occurred and that the Scheme has therefore failed.

5.2.2.

The consideration payable for each Renergen Share in respect of which the Standby Offer is accepted will be equal to the consideration offered by ASPI in terms of the Scheme as set out in paragraph 6 below.

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6.	OFFER CONSIDERATION

6.1.

In consideration for the Renergen Shares acquired by ASPI from Renergen Shareholders (whether acquired in terms of the Scheme or the Stand-by Offer), Renergen Shareholders will receive the Consideration Shares in the Consideration Ratio of 0.09196 Consideration Shares for every 1 (one) Renergen Share, provided that:

6.1.1.	the number of Consideration Shares will be rounded down to the nearest whole number resulting in allocations of whole Consideration Shares only;

6.1.2.

in respect of any fractional entitlements that arise, ASPI will make cash payments to the applicable Renergen Shareholders in accordance with the JSE Listings Requirements (“Fractional Cash Payments”); and

6.1.3.

the Consideration Ratio has been calculated on the basis that there will be 155,170,891 Renergen Shares capable of participating in the Scheme or the Standby Offer, which includes (i) the Renergen Shares in issue on the date of this announcement and (ii) the Renergen Shares which Renergen is obliged to issue in terms of the Renergen Bonus Share Plan, approved in 2017 (“Bonus Share Plan”). Subject to rounding down to the nearest whole number, a maximum of 14,270,000 Consideration Shares will be issued by ASPI as consideration in terms of the Scheme or the Standby Offer, therefore should there be more than 155,170,891 Renergen Shares in issue or required to be issued, the Consideration Ratio will be adjusted downwards on a pro rata basis to reflect same.

6.2.

If any Renergen Shares are required to be issued to AIRSOL SRL in terms of Renergen’s convertible debentures or for any other reason, the Consideration Ratio will be adjusted downward on a pro rata basis to reflect same as the maximum Consideration Shares shall at all times be capped at 14,270,000 Consideration Shares.

6.3.	ASPI confirms that it has sufficient authorised common stock available from which to issue the Consideration Shares to Renergen Shareholders in terms of the Offer.

6.4.	Cash Confirmation

6.4.1.	The Fractional Cash Payments to Renergen Shareholders in accordance with paragraph 6.1.2, will be funded by ASPI.

6.4.2.

In accordance with regulations 111(4) and 111(5) of the Companies Regulations, ASPI has provided an irrevocable cash confirmation to the Takeover Panel which confirms that, ASPI has sufficient cash resources in terms of regulation 111(4)(a) of the Companies Regulations, to satisfy payment to Renergen Shareholders of the maximum Fractional Cash Payments.

7.	CONDUCT OF BUSINESS UNDERTAKINGS

In terms of the Firm Intention Offer Letter, ASPI and Renergen have both given certain undertakings to carry on their respective businesses in all material respects in the ordinary course, consistent with past practice, and in accordance with their policies and strategies in order to maintain the respective business values and protect shareholder value (“Conduct of Business Undertakings”) during the period between the date of signature of the Firm Intention Offer Letter and the earlier of: (i) the implementation of the Scheme or the Stand-by Offer; and (ii) the date on which it is announced on SENS and the ASX that the Offer has failed. The Conduct of Business Undertakings will be detailed in the Circular.

8.	CIRCULAR POSTING CONDITIONS

8.1.	The posting of the Circular to Renergen Shareholders will be subject to the fulfilment of the following Posting Conditions that, by no later than 30 June 2025:

8.1.1.

the Independent Expert (as defined below) has delivered its opinion in respect of the Offer consideration to the Independent Board, in accordance with section 114 of the Companies Act and regulations 90 and 110 of the Companies Regulations;

8.1.2.

the Independent Expert has delivered to Renergen an opinion that the terms and conditions, including the consideration offered to Renergen Shareholders under the Offer, are reasonable to Renergen Shareholders;

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8.1.3.

following receipt of the above opinion from the Independent Expert, the Independent Board has recommended that Renergen Shareholders vote in favour of the Scheme, or alternatively, accept the Standby Offer; and

8.1.4.

all requisite approvals have been received from the JSE, ASX, the Takeover Panel and the Financial Surveillance Department of the South African Reserve Bank (“FinSurv”) for the posting of the Circular, to the extent required.

8.2.	The Posting Conditions cannot be waived.

8.3.

Subject to regulatory requirements, ASPI will be entitled to extend the date for the fulfilment of the Posting Conditions by up to 45 (forty-five) days, in its sole discretion, upon written notice to Renergen. Any extension longer than the aforementioned period, must be agreed in writing by ASPI and Renergen.

9.	OFFER AND SCHEME CONDITIONS

9.1.	Offer Conditions

The Offer (including the Scheme and the Standby Offer) will be subject to the fulfilment or, where permissible, waiver of the following Offer Conditions (which, for the avoidance of doubt are in addition to the Posting Conditions set out in paragraph 8.1 above) that, by no later than 30 September 2025 (“Longstop Date”):

9.1.1.

the written consent for the transfer of the Renergen Shares in terms of the Offer is obtained from the Industrial Development Corporation of South Africa and the United States International Development Finance Corporation (“Lenders”) in terms of the change of control provisions under their respective loan and/or funding arrangements with Renergen and subsidiaries of Renergen and that the Lenders agree not to proceed in foreclosing on outstanding debt due by those subsidiaries, as a result of any breach of covenants, event of default or otherwise, prior to 31 July 2027;

9.1.2.

the written consent for the transfer of the Renergen Shares in terms of the Offer is obtained from The Standard Bank of South Africa (“SBSA”) in terms of the change of control provisions under its respective loan(s) and/or funding arrangement(s) with Renergen and SBSA agrees to extend the repayment date for the loan(s) and/or funding arrangement(s) to at least 31 March 2026;

9.1.3.	AIRSOL SRL agrees to extend the maturity date for the convertible debentures that it holds in Renergen, to at least 31 March 2026;

9.1.4.

that all regulatory approvals, except for the requirement that Takeover Panel issue a compliance certificate to Renergen in terms of section 121(b) of the Companies Act, required to implement the Offer are obtained, including:

9.1.4.1.

the FinSurv granting such approvals with respect to the Offer, as are required in terms of the Exchange Control Regulations, 1961 (“Exchange Control Regulations”) to implement the Offer either unconditionally, or subject to conditions acceptable to ASPI in its sole discretion;

9.1.4.2.	the JSE granting all requisite approvals in terms of the JSE Listings Requirements with respect to the Offer; and

9.1.4.3.	the ASX and Australian Securities & Investments Commission granting such approvals (if any) as are required with respect to the Offer (to the extent required);

9.1.5.	that all regulatory approvals required for the Secondary Listing of ASPI Common Stock are obtained, including:

9.1.5.1.	the FinSurv granting such approvals with respect to the Secondary Listing, as are required in terms of the Exchange Control Regulations, to implement the Secondary Listing;

9.1.5.2.	the JSE granting all requisite approvals in terms of the JSE Listings Requirements with respect to the Secondary Listing;

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9.1.6.

the relevant competition authorities granting such approvals as are required in terms of the Competition Act, 1998 and other applicable laws to implement the Offer, either unconditionally or subject to conditions acceptable to ASPI in its sole discretion;

9.1.7.

a general meeting of Renergen Shareholders is held to consider the Shareholder Ratification resolution (as defined in paragraph 14.6.2 below) and such resolution has been adopted by ordinary resolution; and

9.1.8.

a Material Adverse Change (as defined below) has not occurred by the date on which the last of the conditions to the Scheme or the Standby Offer, other than this condition, has been fulfilled or waived;

For purposes of this paragraph 9.1.8, the term “Material Adverse Change” shall mean:

9.1.8.1.

Renergen having committed a breach of any of its material Conduct of Business Undertakings, which will be detailed in the Circular and, where such breach is capable of being remedied, not having remedied such breach within 30 (thirty) business days of receipt of written notice from ASPI requiring it to do so; and/or

9.1.8.2.

any event, change or circumstance (or any series of combination thereof) that has occurred, or may reasonably be expected to occur which, individually or in aggregate, will have, or is reasonably likely to have a material adverse effect on the business, operations, financial condition or prospects of Renergen and/or a subsidiary of Renergen. For the purposes of this clause “materially adverse effect” shall mean anything that is expected to result in a reduction of at least 20% (twenty percent) in the Renergen group’s enterprise/equity value, comprising the total equity value (as per the Consolidated Statement of Financial Position in Renergen’s most recently published annual results (“SOFP”)) plus interest bearing borrowings (as per the SOFP), excluding the impact of any funding provided by ASPI to Renergen, as determined by an auditor or independent expert appointed by the parties on agreement within 3 days of receipt of notification from Renergen or if there is no agreement then by the most senior officer for the time being of the South African Institute of Chartered Accountants. Renergen shall promptly notify ASPI in writing upon becoming aware of any actual or potential Material Adverse Change. A reduction in enterprise/equity value will not constitute a material adverse effect to the extent it results from (i) any event, change or circumstance which is temporary in nature; (ii) changes in accounting standards; or (iii) any fact fairly disclosed in writing to ASPI prior to the date of the Offer.

In order to comply with section 121(b) of the Companies Act and regulation 102(13) of the Companies Regulations, notwithstanding the fulfilment of the conditions, the Offer shall not be implemented unless and until the Takeover Panel has issued a compliance certificate in respect of the Offer in terms of section 119(4)(b) of the Companies Act.

9.2.	Scheme Conditions

In addition to the Offer Conditions, the Scheme will be subject to (and will only become operative on the relevant operational date upon) the fulfilment or, where permissible, waiver of the following Scheme Conditions that, by no later than the Longstop Date:

9.2.1.	either:

9.2.1.1.

no Renergen Shareholder (i) gives notice objecting to the resolution required to approve the Scheme in terms of section 115(2) of the Companies Act (“Scheme Resolution”), as contemplated in section 164(3) of the Companies Act, and (ii) votes against the Scheme Resolution at the general meeting to be convened by Renergen to approve the Scheme Resolution (“Scheme Meeting”); or

9.2.1.2.

if any Renergen Shareholder gives notice objecting to the Scheme Resolution as contemplated in section 164(3) of the Companies Act and then votes against the Scheme Resolution at the Scheme Meeting, that no Renergen Shareholders exercise their appraisal rights, by giving valid demands in terms of sections 164(5) to 164(8) of the Companies Act;

9.2.2.	the Scheme Resolution is approved by the requisite majority of votes of the Renergen Shareholders at the Scheme Meeting as contemplated in section 115(2) of the Companies Act;

9.2.3.	to the extent required in terms of section 115(3)(a) of the Companies Act, the High Court of South Africa approves the implementation of the Scheme Resolution;

9.2.4.	if any person who voted against the Scheme Resolution applies to court for a review of the Scheme Resolution in terms of section 115(3)(b) and section 115(6) of the Companies Act, either:

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9.2.4.1.	leave to apply to court for any such review is refused; or

9.2.4.2.	if leave is so granted, the court refuses to set aside the Scheme Resolution; and

9.2.5.	the Scheme Resolution is not withdrawn or treated as a nullity.

9.3.	Waiver and Extension

9.3.1.	ASPI may, by notice in writing to Renergen, waive:

9.3.1.1.	the Offer Conditions in paragraphs 9.1.1, 9.1.2, 9.1.3 and/or 9.1.8; and/or

9.3.1.2.	the Scheme Condition in paragraph 9.2.1.

9.3.2.

Subject to regulatory requirements, ASPI will be entitled to extend the Longstop Date for the fulfilment of the Offer Conditions and the Scheme Conditions by up to 60 (sixty) days, in its sole discretion, upon written notice to Renergen. Any extension longer than the aforementioned period, must be agreed in writing by ASPI and Renergen.

10.	SHAREHOLDING IN RENERGEN AND ACTING AS PRINCIPAL

10.1.	ASPI confirms that it is the ultimate prospective purchaser of the Renergen Shares and is acting alone and not in concert with any party.

10.2.	The ASPI group does not hold any Renergen Shares and does not hold any option to purchase any beneficial interest in Renergen.

11.	REPORT OF THE INDEPENDENT EXPERT

11.1.

The Independent Board has appointed Forvis Mazars Corporate Finance Proprietary Limited as the independent expert (“Independent Expert”), as required in terms of section 114(2) of the Companies Act and the Companies Regulations, to issue a report dealing with the matters set out in sections 114(2) and 114(3) of the Companies Act and regulations 90 and 110 of the Companies Regulations, and express an opinion on whether the terms and conditions of the Offer (including the Consideration Ratio) are fair and reasonable to Renergen Shareholders.

11.2.	The report of the Independent Expert in this regard will be provided in the Circular.

12.	IRREVOCABLE UNDERTAKINGS

The Renergen Shareholders listed below, collectively holding 35,86% of the aggregate issued Renergen Shares including the Renergen Shares which Renergen is obliged to issue in terms of the Bonus Share Plan, provided irrevocable undertakings to vote in favour of the resolutions to be proposed at the Scheme Meeting and accept the Standby Offer, in respect of the Renergen Shares held by them at the time of the Scheme Meeting.

Renergen Shareholder	Number of Renergen Shares	% of Renergen’s issued share capital [1]
Mazi Asset Management (Pty) Ltd on behalf of its clients	20,944,555	13,50%
MATC Investments Limited (Stefano Marani)	8,714,306	5,62%
CRT Investments (Pty) Ltd (Nick Mitchell)	8,600,269	5,54%
Mr Ye Jia	7,972,500	5,14%
Anchor Capital (Pty) Ltd on behalf of its clients	5,536,060	3,57%
Ivy Asset Management on behalf of its clients	3,874,893	2,50%
Total	55,642,583	35,86%

Note 1:Calculated on the basis that Renergen will have 155,170,891 shares in issue on the date of the Scheme Meeting or held by Renergen Shareholders able to accept the Standby Offer.

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13.	EQUITABLE TREATMENT OF SARS HOLDERS

Renergen intends to ensure the equitable treatment of holders of share appreciation rights under the existing Renergen Equity-Settled Share Appreciation Rights Plan 2021, as required in terms of the Companies Regulations. A further announcement in this regard will be made in due course.

14.	ASPI FUNDING

14.1.

On 31 March 2025, prior to receipt of the Firm Intention Offer Letter, Renergen and ASPI entered into an exclusivity agreement (“Exclusivity Agreement”). Pursuant to this agreement, Renergen received an exclusivity payment of the ZAR equivalent amount of USD 10,000,000, which amount (“Initial Funding Amount”) has since been converted into and credited as an advance under the USD 30,000,000 bridge loan agreement subsequently concluded between Renergen and ASPI (“Loan Agreement”) (collectively, “ASPI Funding Arrangements”). In terms of the ASPI Funding Arrangements, the Initial Funding Amount will be followed by two tranches of loan amounts from ASPI of the ZAR equivalent amount of USD 10,000,000 each, to be advanced on or before 31 May 2025 and 30 June 2025, such that the total advanced amounts will be the ZAR equivalent of USD 30,000,000, to enable Renergen to meet key lender payment deadlines and avoid a default by Renergen under its existing loan/funding arrangements.

14.2.

Under the original terms of the Exclusivity Agreement, the Initial Funding Amount was repayable by Renergen if the Circular was not posted, a further loan agreement was not concluded or the Scheme was not implemented as a result of the actions or non-actions of Renergen. In order to facilitate such repayment, Renergen would implement a rights offer ("Rights Offer"), which would be underwritten by ASPI, thereby ensuring that the Rights Offer would be fully subscribed and that Renergen would receive sufficient funds to settle its repayment obligations.

14.3.

In Renergen’s engagements with the Takeover Panel, the Takeover Panel raised concerns in terms of section 126(1)(a) of the Companies Act relating to the ASPI Funding Arrangements, which concerns may be summarised as follows:

14.3.1.	the structure of the ASPI Funding Arrangements may have the effect of denying Renergen Shareholders the opportunity to consider the Offer on its merits; and

14.3.2.

the structure of the ASPI Funding Arrangements may have coercive features in that a failure to adopt the resolutions necessary to give effect to the Offer would automatically result in a rights offer underwritten by ASPI.

14.4.

While neither Renergen, nor ASPI agrees with the Takeover Panel’s characterisation of the ASPI Funding Arrangements as frustrating actions or as coercive in nature, given the financial pressures on Renergen and the need to ensure that the ASPI Funding Arrangements will be advanced to ensure that Renergen meets key lender payment deadlines, thereby avoiding a default and subsequent cross-defaults on lending agreements, Renergen and ASPI have decided to act in the most expedient way and to accommodate the Takeover Panel’s requirements and recommendations. Renergen and ASPI are clear that the reason for the ASPI Funding Arrangements is to support Renergen's operations as a going concern and are not designed to be coercive. The TRP is, however, precluded from basing its regulatory decisions on the commercial advantages or disadvantages of intended actions.

14.5.	Renergen applied for a formal exemption from the Takeover Panel in terms of section 119(6) of the Companies Act and made certain undertakings to the Takeover Panel as set out in paragraph 14.6 below.

14.6.

The Takeover Panel has granted a conditional exemption in terms of section 119(6) of the Companies Act, exempting Renergen from the strict application of the prior approval requirements of section 126(1) of the Companies Act in respect of the ASPI Funding Arrangements (“Conditional Exemption”), subject to the following conditions:

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Condition 1: Definitive Implementation of Remedial Amendments to the ASPI Funding Arrangements

14.6.1.	The original terms of ASPI Funding Arrangements must be legally and definitively amended to:

14.6.1.1.	remove all references to a rights offer from the ASPI Funding Arrangements;

14.6.1.2.	remove all references to underwriting a rights offer from the ASPI Funding Arrangements; and

14.6.1.3.

remove any relationship between the success or failure of the Offer and the repayment terms for the amounts advanced in terms of the ASPI Funding Arrangements and amend the repayment terms such that the total amounts advanced are repayable by no later than 30 September 2025, or such later date that the parties agree,

(collectively, the “Remedial Amendments”).

14.6.2.

Renergen and ASPI confirm that the terms of the ASPI Funding Arrangements have been amended to incorporate all the Remedial Amendments prior to the date of this announcement, and accordingly this condition has therefore been complied with.

Condition 2: Retrospective Renergen Shareholder Approval of the Amended ASPI Funding Arrangements

14.6.3.

The amended ASPI Funding Arrangements reflecting the Remedial Amendments (and the Conditional Exemption in relation thereto) must be made expressly conditional upon Renergen Shareholders ratifying and approving the actions taken by Renergen, on a retrospective basis, when it entered into the Exclusivity Agreement, which has converted into the Loan Agreement, to the extent that such actions constituted frustrating actions under section 126 of the Companies Act (“Shareholder Ratification”).

14.6.4.

The ShareholdersRatification must be by way of an ordinary resolution at a duly constituted general meeting of Renergen Shareholders, convened by a notice and circular providing full and fair disclosure of the terms of the amended ASPI Funding Arrangements, which general meeting must be held on a date at least 10 calendar days prior to the Scheme Meeting.

14.6.5.

In this regard, Renergen confirms that a separate circular – including full and fair disclosure of the history of the ASPI Funding Arrangements, the terms of the amended ASPI Funding Arrangements (including the repayment date of 30 September 2025 or as agreed), the Panel's initial concerns as outlined in its 15 May Ruling and 16 May Guidance Letter, and this conditional exemption granted by the Panel on 17 May 2025 – (“EGM Circular”) will be distributed to Renergen Shareholders to convene an extraordinary general meeting for this purpose (“EGM”). The Offer is subject to the convening of the EGM and the adoption of the Shareholder Ratification resolution by ordinary resolution, as set out in the Offer Condition in paragraph 9.1.7 above.

Condition 3: Full and Frank Disclosure in Offer Documentation

14.6.6.

The Circular must, inter alia, clearly and accurately disclose the details of the ASPI Funding Arrangements, the Remedial Amendments and the terms of the Conditional Exemption granted by the Takeover Panel.

14.6.7.

If Renergen Shareholders do not approve the Shareholder Ratification resolution, the Conditional Exemption granted to Renergen would lapse and the ASPI Funding Arrangements, including any payments made to Renergen before or after the date of this announcement in terms of the ASPI Funding Arrangements (whether in terms of the original or amended terms) would be regarded by the Takeover Panel as not having been regularised.

15.	INDEPENDENT BOARD RESPONSIBILITY STATEMENT

The Independent Board accepts responsibility for the information contained in this announcement which relates to Renergen and confirms that, to the best of its knowledge and belief, such information which relates to Renergen is true and this announcement does not omit anything likely to affect the importance of such information.

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16.	ASPI BOARD RESPONSIBILITY STATEMENT

The board of directors of ASPI accepts responsibility for the information contained in this announcement which relates to ASPI and confirms that, to the best of its knowledge and belief, such information which relates to ASPI is true and this announcement does not omit anything likely to affect the importance of such information.

17.	FURTHER DOCUMENTATION AND SALIENT DATES

17.1.

Further details of the Offer will be included in the Circular that will be distributed once all the relevant regulatory approvals have been obtained, which Circular is currently anticipated to be distributed by the end of May 2025. Likewise, the EGM Circular will be distributed before that date.

17.2.

The salient dates and times relating to the Offer will be included in the further announcement to be released by Renergen and ASPI, relating to the distribution of the Circular and the notice of the Scheme Meeting. Similarly, the salient dates and times relating to the EGM will be included in the further announcement to be released by Renergen, relating to the distribution of the EGM Circular and the notice of the EGM.

17.3.	The Circular will, inter alia, contain:

17.3.1.	the full terms and conditions of the Offer;

17.3.2.	the salient dates and times in relation to the Scheme;

17.3.3.	the applicable pro forma financial effects of the Offer and the independent reporting accountants’ assurance report thereon;

17.3.4.	the Independent Expert’s report in respect of the Offer;

17.3.5.	a notice convening the Scheme Meeting to consider and if deemed fit to approve, inter alia, the Scheme Resolution and matters ancillary thereto; and

17.3.6.	a summary of the appraisal rights afforded to Renergen Shareholders in terms of the Companies Regulations.

18.	CAUTIONARY ANNOUNCEMENT

Given that the applicable pro formafinancial effects of the Offer are still to be published, Renergen Shareholders are advised to exercise caution when dealing in Renergen’s securities until such publication.

Johannesburg

20 May 2025

Transaction and Designated Advisor to Renergen	Independent Reporting Accountant	Corporate Advisor and Sponsor to ASPI
Legal Advisor to Renergen	Independent Expert	South African Legal Advisor to ASPI
US Legal Advisor to ASPI		South African Legal Advisor to ASPI AVAdvisory Pty Ltd

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DISCLAIMERS AND FOREIGN SHAREHOLDERS

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO ANY JURISDICTION WHERE SUCH RELEASE, PUBLICATION OR DISTRIBUTION WOULD BE UNLAWFUL.

THIS ANNOUNCEMENT IS NOT AN OFFER. IT IS AN ANNOUNCEMENT OF THE FIRM INTENTION TO MAKE AN OFFER. THIS ANNOUNCEMENT DOES NOT CONSTITUTE AN OFFER, INVITATION OR RECOMMENDATION TO ANY PERSON IN ANY JURISDICTION TO SELL OR ISSUE, OR THE SOLICITATION OF ANY VOTE OR APPROVAL OR AN OFFER TO BUY OR SUBSCRIBE FOR, ANY SECURITY, NOR SHALL THERE BE ANY SALE, ISSUANCE, TRANSFER OR DELIVERY OF THE SECURITIES REFERRED TO IN THIS ANNOUNCEMENT IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW, OR WHERE FURTHER ACTION IS REQUIRED FOR SUCH PURPOSE. IF THIS ANNOUNCEMENT IS RECEIVED IN ANY JURISDICTION IN WHICH IT IS ILLEGAL OR OTHERWISE UNLAWFUL FOR THE OFFER TO BE MADE OR ACCEPTED, THIS ANNOUNCEMENT SHOULD BE TREATED AS BEING RECEIVED FOR INFORMATION PURPOSES ONLY.

Important Notice to Renergen Shareholders in the United States

The Offer or business combination is made for the securities of a non-U.S. company (Renergen, a South African company), by means of the Scheme or the Standby Offer. The Offer is subject to disclosure and procedural requirements in South Africa and other non-U.S. jurisdictions that are different from those of the United States. The financial information relating to Renergen contained in the Circular has been/will be prepared in accordance with IFRS Accounting Standards that may not be comparable to the financial statements and financial information of US companies.

It may be difficult for U.S. holders of Renergen ordinary shares to enforce their rights and any claims they may have arising under the federal securities laws of the United States, since Renergen is incorporated in a non-U.S. jurisdiction, and some or all of its officers and directors may be residents of a non-U.S. jurisdiction. U.S. holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court's judgment.

You should be aware that ASPI may purchase securities otherwise than under the Scheme, or Standby Offer such as in open market or privately negotiated purchases, subject to any restrictions or requirements under South African Law.

This document is not subject to the requirements of Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended. The Consideration Shares to be issued pursuant to the Scheme or the Standby Offer to Renergen Shareholders in the United States have not been registered in terms of the U.S. Securities Act 1933, as amended (“Securities Act”) and will be issued in reliance on the exemption from the registration requirements thereof provided by Rule 802 of the Securities Act. Such Consideration Shares will be freely tradable in the United States under applicable U.S. federal securities laws except for (i) any Consideration Shares acquired by affiliates of Renergen or ASPI and (ii) Consideration Shares that are issued with respect to Renergen Shares that are deemed “restricted securities” under Rule 144 of the Securities Act, which in each case may be resold in the US only in accordance with Rule 144 of the Securities Act or another applicable exemption from registration, or outside the US in accordance with Regulation S under that Act.

Restricted securities are securities received in non-public offerings. In general, Rule 144 defines restricted securities to mean securities acquired pursuant to one of the following transactions:

(i)

Securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering, or pursuant to certain exemptions from registration.

(ii)	Securities acquired from the issuer that are subject to the resale limitations under Regulation D (a limited offering exemption) under the Securities Act.

(iii)

Securities acquired in a transaction or chain of transactions exempt under Rule 144A under the Securities Act, where exempts specified resales of restricted securities to qualified institutional buyers.

Renergen Shareholders who are citizens or residents of the United States should consult their own legal and tax advisers with respect to the legal and tax consequences of the Offer, including the status of their Renergen Shares as restricted securities.

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Forward-Looking Statements

This announcement contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to: (i) the implementation of the Scheme in the anticipated timeframe or at all; (ii) the satisfaction of the Scheme Conditions including, but not limited to, the approval of the Scheme Resolution; (iii) the failure to obtain necessary regulatory and shareholder approvals; (iv) the ability to realize the anticipated benefits of the proposed acquisition of Renergen; (v) the ability to successfully integrate the businesses; (vi) disruption from the proposed acquisition of Renergen making it more difficult to maintain business and operational relationships; (vii) the negative effects of this announcement or the consummation of the proposed acquisition of Renergen on the market price of Renergen’s or ASPI’s securities; (viii) significant transaction costs and unknown liabilities; (ix) litigation or regulatory actions related to the proposed acquisition of Renergen; and (x) such other factors as are set forth in the periodic reports filed by ASPI with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those described under the heading “Risk Factors” in its annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this announcement are made only as of the date of this announcement, and except as otherwise required by applicable securities law, neither Renergen nor ASPI assume any obligation nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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